Exhibit 10.12

Technology Investment Capital Corp.
[Insert Address]

June 30, 2006

TrueYou.com, Inc.
[Insert Address]
Attention:

Laurus Master Fund, Ltd.c/o
Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, New York 10022
Attention: David Grin

                            Re:        Payoff

Ladies and Gentlemen:

        The undersigned, Technology Investment Capital Corp. (the “Bank”), has been advised by TrueYou.com, Inc. (“TrueYou”) and TrueYou’s subsidiaries and affiliates (collectively, the “Company”) that the Company intends to repay all outstanding obligations (collectively, the “Obligations”) of the Company to the Bank under that certain Note and Warrant Purchase Agreement made and entered into as of March 31, 2004 by and among Advanced Aesthetics, Inc., Anuska PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, DiSchino Corporation, Advanced K, LLC, Technology Investment Capital Corp. as Collateral Agent and the Bank (the “NWA”) and under any of the Transaction Documents (as such term is defined in the NWA) using proceeds of an investment made by Laurus Master Fund, Ltd. (“Laurus”). Such repayment should be wire transferred to the Bank pursuant to the following wire instructions:

Bank: ABA #: Account #: Account Name: Reference:

        Based on the Bank’s books and records, the total amount of the Obligations if paid prior to 5:00 p.m. (New York time) on ____________ ___, 200_ (the “Payoff Date”) is $______________ (the “Payoff Amount”), which amount includes all principal, interest, fees, costs, expenses and liquidated damages as of such date; provided, however, that if the Payoff Amount is not received by 5:00 p.m. on the Payoff Date, per diem interest at $________ per day shall be due until payment is so received.

        The Bank hereby (i) acknowledges and agrees that payment of the Payoff Amount will constitute payment in full of all of the Obligations, (ii) represents that it has no other credit arrangements with, loans outstanding to, guaranties by, or interests or liens against the Company or any of the Company’s personal or real property, (iii) releases, effective upon the receipt of the Payoff Amount, all security interests and liens which the Company may have granted to the Bank, (iv) agrees that it will, at the Company’s expense, terminate all of its agreements with the Company, (v) reassigns to the Company any and all accounts receivable assigned by the Company to the Bank and (vi) agrees that neither the Company nor any successor entity to the Company shall have any further liabilities or obligations thereunder.

        The Bank hereby authorizes Laurus and the Company, from time to time after receipt of the Payoff Amount, to file UCC termination statements effecting the foregoing releases, discharges and terminations. The Bank further agrees, from time to time after receipt of the Payoff Amount, at the Company’s expense, to execute and deliver to Laurus and the Company such further instruments and documents that are provided to the Bank and to take such further actions as may be reasonably requested to fully effect the foregoing releases, discharges and terminations.

        From and after the Bank’s receipt of the Payoff Amount in immediately available funds, the Bank agrees to remit to Laurus within one (1) business day of receipt thereof any and all collections that the Bank may subsequently receive in respect of the Company and all proceeds thereof together with any necessary endorsements.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

        This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,
TECHNOLOGY INVESTMENT CAPITAL CORP.
By: _________________________________
Name:
Title:

Acknowledged and Agreed to
as of this ____ day of __________, 2006:

TRUEYOU.COM, INC

By: ____________________________
        Name:
        Title: